UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2023

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Boulevard

Brisbane, California 94005

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed by CareDx, Inc. (the “Company”), in connection with the Company’s June 2014 acquisition of ImmuMetrix, Inc. (“ImmuMetrix”), the Company obtained an exclusive license from Stanford University (“Stanford” and, together with the Company, the “Parties”) to certain patents pursuant to the Amended and Restated Exclusive Agreement between ImmuMetrix and Stanford, dated January 27, 2014 (the “Exclusive Agreement”). On March 29, 2023, the Parties entered into an Agreement Regarding Payment of Royalties and Amendment to the Amended and Restated Exclusive License Agreement (the “Agreement and Amendment”). Pursuant to the Agreement and Amendment, which has an effective date of February 3, 2023, the Parties agreed to seek a review from the United States Supreme Court (the “Supreme Court”) regarding the July 18, 2022 decision of the United States Court of Appeals for the Federal Circuit (the “Court of Appeals”) with respect to the validity of certain patents covered by the Exclusive Agreement (the “Patents”). The Amendment and Agreement addresses the allocation of legal fees and costs between the Parties in connection with the Parties seeking the review and, if the Supreme Court elects to review the decision of the Court of Appeals (collectively, the “Review”), pursuing the Review by the Parties. During the pendency of the Review, certain of the Company’s licensing payment and reporting obligations to Stanford with respect to licensed products sold in the U.S., and the Company’s right to terminate the Exclusive Agreement upon 30 days’ advance notice to Stanford, are suspended. In addition, the Agreement and Amendment addresses the Company’s royalty payment obligations to Stanford depending on the decision of the Supreme Court with respect to the Review and modifies certain termination provisions and post-termination obligations in the Exclusive Agreement.

The foregoing description of the terms of the Agreement and Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Agreement and Amendment, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 or pursuant to an amendment to this Current Report on Form 8-K. Certain terms of the Agreement and Amendment have been omitted from this Current Report on Form 8-K and are expected to be omitted from the version of the Agreement and Amendment to be filed as an exhibit to the Form 10-Q for the quarter ended March 31, 2023 or an amendment to this Current Report on Form 8-K pursuant to Item 601(b)(10) of Regulation S-K because such terms are both (i) not material and (ii) information that the Company treats as private or confidential.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2023	CAREDX, INC.

	By:	/s/ Abhishek Jain
Abhishek Jain
Chief Financial Officer